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                                                                   EXHIBIT 11.01

                       COMPUTATION OF NET INCOME PER SHARE

               IN ACCORDANCE WITH INTERPRETIVE RELEASE NO. 34-9083
                    (In thousands, except per-share amounts)

                                                            Three Months
                                                               Ended
                                                      -----------------------
                                                      -----------------------

                                                       Oct. 26,       Oct 29,
                                                         1996          1995
                                                      --------       --------
   PRIMARY EARNINGS PER SHARE:
Actual weighted average common shares
  outstanding for the period                           652,120        630,518

Weighted average shares assuming exercise of
  employees' stock options using average market
  price                                                 30,798         21,656
                                                      --------       --------
Shares used in per-share calculations                  682,918        652,174
                                                      ========       ========
Net income applicable to primary income
  per share                                           $180,942       $181,387
                                                      ========       ========

Net income per share based on SEC Interpretive
  Release No. 34-9083                                 $   0.26       $   0.28
                                                      ========       ========
FULLY DILUTED EARNINGS PER SHARE:
Actual weighted average common shares
  outstanding for the period                           652,120        630,518

Weighted average shares assuming exercise of
  employees' stock options using ending market
  price                                                 30,973         23,439
                                                      --------       --------

Shares used in per-share calculations                  683,093        653,957
                                                      ========       ========

Net income applicable to fully diluted income
  per share                                           $180,942       $181,387
                                                      ========       ========
Net income per share based on SEC Interpretive
  Release No. 34-9083                                 $   0.26       $   0.28
                                                      ========       ========

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       (A)  These calculations are submitted in accordance with Securities
            Exchange Act of 1934 Release No. 34-9083.



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